PURCHASE AND ASSIGNMENT AGREEMENT

THIS PURCHASE AND ASSIGNMENT AGREEMENT (this “Agreement”), is entered into on January 18, 2012, by and between Surge Global Energy, Inc. (the “Assignor”) and GEL Properties, LLC, (the “Assignee”).

WHEREAS, Assignor is the legal and beneficial owner of that certain debt due by CAVU RESOURCES, Inc., a Nevada corporation (the “Company”) incurred prior to November 15, 2010 in the original principal amount of $130,000.00 payable, with interest and fees the current balance of the note is the sum of $154,046.57 due the Assignor (the “Debt”)

WHEREAS, Assignor desires to assign to Assignee and Assignee desires to accept from Assignor $146,344 (95%) as a payment for the assignment of the Debt on the basis of the representations, warranties and agreements contained in this Agreement.

WHEREAS, as consideration for the assignment of the Debt by Assignor as set forth herein, the Assignee has agreed to pay Assignor the aggregate sum of $146,344 (the “Purchase Price”) payable as set forth in Section 1.1. below.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1.	ASSIGNMENT.

1.1.         Transfer of Debt: On each of the three Closing Date(s) (as set forth below), for the payment of the $48,781.33 (1/3rd of the Purchase Price) the Assignor hereby absolutely, irrevocably and unconditionally sells, assigns, conveys, and transfers to the Assignee all of the rights and interests to $51,348.85 of the Debt (the “Assigned Debt”) owned by the Assignor and all of the rights and benefits thereunder and the Assignee accepts such assignment.

1.2.         Closing Procedures. The initial of the assignment contemplated hereunder shall take place within 2 days of the date of execution hereof (the initial “Closing Date”) or such other date as mutually agreed by the parties hereto. Each of the two subsequent Closing Dates shall take place thirty (30) days following the prior Closing Date, or earlier, if agreed to between the Assignor and the Assignee, with time of the essence. On the Closing Date, the following shall take place:

(a)         The Assignee shall pay the $48,771 of the Purchase Price by wire transfer to the bank account provided by Assignor, as per wire instructions attached.

(b)         the Assignor shall deliver to the Assignee an instrument of assignment and transfer executed by the Assignor in a form annexed hereto transferring the Assigned Debt.

2.	ADDITIONAL DOCUMENTS. The Assignor and Assignee agree to take such further action and to execute and deliver, or cause to be executed and delivered, any and all other documents which are, in the opinion of the Assignee or its counsel, necessary to carry out the terms and conditions of the Assignment effected by the Agreement.

3.	EFFECTIVE DATE AND COUNTERPART SIGNATURE. This Agreement shall be effective as of the date first written above. This Agreement, and acceptance of same, may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Confirmation of execution by telex or by telecopy or telefax of a facsimile signature page shall be binding upon that party so confirming.

4.	REPRESENTATIONS AND WARRANTIES - ASSIGNEE

At each Closing, the Assignee represents and warrants to the Assignor as follows:

4.1.         Organization: Authority. The Assignee is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate, partnership or other applicable power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations thereunder, and the execution, delivery and performance by the Assignor of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of the Assignee.

4.2.         Binding Agreement: This Agreement, when executed and delivered by the Assignee, will constitute a valid and legally binding obligation of the Assignee, enforceable against the Assignee in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (c) to the extent the indemnification provisions contained herein may be limited by federal or state securities laws.

4.3.         Investment Experience: Access to Information and Preexisting Relationship. The Assignee (a) either alone or together with its representatives, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of this investment and make an informed decision to so invest, and has so evaluated the risks and merits of such investment in the Assigned Debt, (b) has the ability to bear the economic risks of this investment and can afford a complete loss of such investment, (c) understands the terms of and risks associated with the acquisition of the Notes, including, without limitation, a lack of liquidity, price transparency or pricing availability and risks associated with the industry in which the Company operates, (d) has had the opportunity to review such disclosure regarding the Company, its business, its financial condition and its prospects as the Assignee has determined to be necessary in connection with the Assignment of the Assigned Debt.

4.4.         Restrictions on Transfer. The Assignee understands that the Assigned Debt has not been registered under the Securities Act of 1933, as amended (“Securities Act”) or the securities laws of any state.

4.5.         Absence of General Solicitation. The Assignee is not accepting such Assignment as a result of any advertisement, article, notice or other communication regarding the Notes published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

4.6.         No Conflicts. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, does or will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, or court to which the Assignee is subject or any provision of its organizational documents or other similar governing instruments, or conflict with, violate or constitute a default under any agreement, credit facility, debt or other instrument or understanding to which the Assignee is a party.

4.7.         Consents. No authorization, consent, approval or other order of, or declaration to or filing with, any governmental agency or body or other Person is required on the part of Assignee for the valid authorization, execution, delivery and performance by the Assignee of this Agreement and the consummation of the transactions contemplated hereby.

5.	REPRESENTATIONS AND WARRANTIES OF THE ASSIGNOR

At each Closing, the Assignor represents and warrants to the Assignee as follows:

5.1.         Ownership. Assignor owns and is conveying to Assignee all right, title and interest to the Purchased Debt, free and clear of all liens, mortgages, pledges, security interests, encumbrances or charges of any kind or description.

5.2.         Organization: Authority. The Assignor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate, partnership or other applicable power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations thereunder, and the execution, delivery and performance by the Assignor of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate or similar action on the part of the Assignor. This Agreement, when executed and delivered by the Assignor, will constitute a valid and legally binding obligation of the Assignor, enforceable against the Assignor in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies, or (c) to the extent the indemnification provisions contained herein may be limited by federal or state securities laws.

5.3.         No Conflicts. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, does or will violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge or other restriction of any government, governmental agency, or court to which the Assignee is subject or any provision of its organizational documents or other similar governing instruments, or conflict with, violate or constitute a default under any agreement, credit facility, debt or other instrument or understanding to which the Assignor is a party.

5.4.         Consents. No authorization, consent, approval or other order of, or declaration to or filing with, any governmental agency or body or other Person is required on the part of Assignor for the valid authorization, execution, delivery and performance by the Assignor of this Agreement and the consummation of the transactions contemplated hereby.

5.5.         No Litigation. There is no action, suit, proceeding, judgment, claim or investigation pending, or to the knowledge of the Assignor, threatened against the Assignor, which could reasonably be expected in any manner to challenge or seek to prevent, enjoin, alter or delay the transactions contemplated hereby.

5.6.         Not an Affiliate. Assignor is not now, and has not been during the preceding 90 days, an officer, director, 10% or more shareholder of Company or in any other way an “affiliate” of Company (as that term is defined in Rule 144(a) (1) adopted pursuant to the Securities Act of 1933, as amended) and is delivering a letter to that effect in the form annexed hereto that may be delivered to counsel to the Company.

6.	GENERAL PROVISIONS

6.1.         Governing Law: Submissions to Jurisdiction. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTURED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES. EACH PARTY AGREES THAT ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING IN ANY WAY TO THIS AGREEMENT SHALL BE BROUGHT IN A U.S. FEDERAL OR STATE COURT OF COMPETENT JURISDICTION IN THE STATE NEW YORK. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY DEFENSE OF AN INCONVENIENT FORUM OR LACK OF PERSONAL JURISDICTION TO THE MAINTENANCE OF ANY ACTION OR PROCEEDING AND ANY RIGHT OF JURISDICTION OR VENUE ON ACCOUNT OF THE PLACE OF RESIDENCE OR DOMICILE OF ANY PARTY HERETO. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUREST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

6.2.         Amendments. No provision hereof may be waived or modified other than by an instrument in writing signed by the party against whom enforcement is sought.

6.3.         Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ASSIGNOR:

Surge Global Energy, Inc.

/s/ E. Jamie Schloss

By: E. Jamie Schloss

Title: CEO

ASSIGNEE:

GEL Properties, LLC

By:	/s/ M. Lichtenstein
Name:	M. Lichtenstein

Title: Member

AGREED AND ACKNOWLEDGED

Cavu Resources Inc.

/s/ Willliam Robinson

By: William Robinson

CEO/President

INSTRUMENT OF ASSIGNMENT AND TRANSFER

ASSIGNMENT AND ASSUMPTION OF DEBT

In accordance with that certain Purchase and Assignment Agreement dated January 18, 2012 (the “Agreement”) between Surge Global Energy, Inc.. ( the “Assignor”) and Gel Properties, LLC, (the “Assignee”), Assignor, hereby irrevocably assigns to Assignee, all of Assignor's right, title and interest in and to $51,348.85 of the Debt DUE AND OWING Assignor by Cavu Resources Inc. (“Debtor”) described in the Agreement.

Assignee hereby accepts the foregoing assignment and delivery and assumes all of the risks and benefits of the Assignor, as owner of the Assigned Debt, accruing from and after the date hereof.

The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption to be duly executed the day and year first above written.

ASSIGNOR:		ASSIGNEE:
Surge Global Energy, Inc.		GEL Properties, LLC

By:	/s/ E. Jamie Schloss	By:	/s/ M.Lichtenstein
Name: E. Jamie Schloss		Name: M. Lichtenstein
Title: CEO		Title: Member

ACKNOWLEDGEMENT OF DEBTOR

By signing below CAVU RESOURCES, INC. (the “Debtor”), acknowledges and agrees that the Debt is currently owing and consents and agrees to the assignment by Assignor to Assignee of the Assigned Debt and agrees to honor that portion of the Debt and to pay to the Assignee such sums as may be due and owing thereon.

AGREED AND ACKNOWLEDGED

CAVU RESOURCES, INC.

/s/ Willam Robinson

By: William Robinson, CEO/President